Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045 Telephone 847.735.4700 Facsimile 847.735.4750

Contact:     Lee Gordon

Phone:    904-860-8848

Email:    Lee.Gordon@Brunswick.com

Brunswick Names Ryan M. Gwillim Chief Financial Officer

Appoints Brian R. Frey Treasurer

METTAWA, Ill., June 17, 2020 -- Brunswick Corporation (NYSE: BC) today announced that its Board of Directors has appointed Ryan M. Gwillim as Senior Vice President and Chief Financial Officer, effective immediately. He succeeds William L. Metzger, Senior Vice President and Chief Financial Officer, who will retire from Brunswick effective July 10, 2020.

“We are excited to promote Ryan to this position. His experience with the company in a variety of important leadership roles in our finance and legal functions positions him well to lead our finance team during this pivotal time for the Company,” said David Foulkes, Brunswick Corporation Chief Executive Officer.

Foulkes further commented, “On behalf of our Board of Directors and the entire Brunswick team, I thank Bill for his 33 years of service, including the last seven years as our CFO. Bill served as CFO during a time of significant change for Brunswick as we divested and purchased assets transforming the Company into the leading integrated marine platform. Bill was the architect of our capital strategy, which positioned the Company to successfully navigate through events such as the current global pandemic as well as supporting our industry-leading pace of product and capacity investments. Bill developed a strong pipeline of succession talent and leaves a legacy of solid financial stewardship.”

“Assuming the CFO role is a natural progression for Ryan, and I look forward to continuing to work with him in his new role,” said Foulkes. “During his time with Brunswick, Ryan worked in a variety of roles developing strong relationships with our Board of Directors, business leaders, finance team, and the investment community. I am excited about the ongoing transformation and future of the finance function under Ryan’s leadership.”

Gwillim most currently served as Brunswick’s Vice President, Finance & Treasurer with responsibility for investor relations and M&A. Gwillim, a CPA, previously served as Vice President - Investor Relations from 2017 to 2019. He joined Brunswick in 2011 as Corporate Counsel and progressed through a series of leadership roles in the Law Department before joining the finance organization. Before joining Brunswick, Gwillim was an associate in the Chicago office of Baker & McKenzie, an international law firm. He earned his bachelors and master’s degrees in accounting and Juris Doctorate from the University of Illinois at Urbana-Champaign.

Also, effectively immediately, Brian Frey has been promoted to Vice President and Treasurer. Frey has served as Brunswick’s Assistant Treasurer since 2009. Frey joined Brunswick in 2005 as Treasury Manager. “Brian is a valued partner and has been instrumental developing and executing our successful capital strategy,” noted Gwillim. “I look forward to continuing to work with Brian as he leads our Treasury team and helps us deliver value for our shareholders.”

“Ryan’s and Brian’s appointments are indicative of the deep bench of talent and leadership we have throughout Brunswick and our continued focus on succession planning”, Foulkes concluded.

ABOUT BRUNSWICK
Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Power Products Integrated Solutions; MotorGuide trolling motors; Attwood, Garelick, and Whale marine parts; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Heyday, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club and NAUTIC-ON. For more information, visit https://www.brunswick.com.